                                                                    Exhibit 99.1



              LASERCARD CORPORATION REPORTS PROFITABLE RESULTS FOR
               FISCAL FOURTH QUARTER AND YEAR ENDED MARCH 31, 2006 --2006 REVENUES INCREASE 40 PERCENT YEAR-TO-YEAR--

MOUNTAIN VIEW, CALIF. - MAY 16, 2006 - LaserCard Corporation (NASDAQ:LCRD), a leading supplier of secure ID credentials used in biometric identification, today announced the financial results for its fiscal 2006 fourth quarter and fiscal year ended March 31, 2006.

Revenues for the fourth quarter of fiscal 2006 were $14.1 million, up from $10.1 million in the prior quarter and up from $5.8 million in the same quarter a year ago. Net income for the fourth quarter of fiscal 2006 was $1.9 million, or $0.15 per diluted share, compared with net income of $1.2 million or $0.10 per diluted share in the prior quarter, and a net loss of $3.0 million, or a net loss of $0.26 per diluted share, in the same quarter a year ago.

For the fiscal year ended March 31, 2006, LaserCard reported revenues of $39.9 million, an increase of 40 percent from prior fiscal year revenues of $28.5 million. The revenue increase is attributed mainly to an increase in optical memory card unit volume across the U.S. and Italian programs. Net income for fiscal 2006 was $0.8 million, or $0.07 per diluted share. For fiscal 2005, the Company reported a net loss of $8.9 million, or a net loss of $0.78 per diluted share.

Revenue from optical memory cards totaled $28.2 million in fiscal 2006, an increase of 64% over the $17.4 million for fiscal 2005. Revenue from specialty cards and printers totaled $10.7 million in fiscal 2006 versus $10.2 million in fiscal 2005, with the remaining revenues coming from read/write drives. Optical memory card revenues in fiscal 2006 were from sales of Carta d'Identita Elettronica (CIE) cards and foreign resident (PSE) cards for the Italian government's national ID card programs, Laser Visa Border Crossing Cards and Green Cards for the U.S. Department of Homeland Security, Permanent Resident Cards for the Canadian government, national ID cards for a Middle Eastern country, and vehicle registration cards in two Indian states.

FY2006 HIGHLIGHTS

o       Achieved profitability in fiscal 2006;

o       Achieved 64 percent year-to-year increase in optical card revenues;

o Achieved 56 percent optical memory card gross margin in the fiscal 2006 fourth quarter;

o Maintained flat SG&A expenses while growing revenue 40 percent year to year;

o       Began card shipments for the launch of Italy's new foreign resident
        (PSE) card program;

o Shipped initial cards for the full implementation of Italy's national citizen ID (CIE) card program;

o Awarded $11 million subcontract to supply cards and personalization equipment and services for a Middle Eastern government's national ID card program;

o Shipped optical memory cards to Costa Rica for the launch of the government's new permanent residency program;

o Supplied initial small quantity of cards for secure optical memory-based driver program in one of South Africa's nine provinces;

o       Received follow-on purchase order for Canadian Permanent Resident Cards.

"I am pleased to report that we had a very strong fourth quarter and a profitable year," said Richard Haddock, CEO of LaserCard Corporation. "We achieved significant revenue growth, both quarter-to-quarter, and year-to-year, by executing well on our ongoing programs and making initial card shipments for Italy's new foreign resident card program."

"During the year, we also continued to diversify our customer base and expand our product offering. Among these, we were awarded an $11 million subcontract we expect to fulfill mostly during fiscal 2007 to supply secure ID cards and personalization equipment and services for the issuance of fully personalized secure National ID cards for a Middle Eastern government. This marks the first time we are supplying this innovative package, which we believe will yield direct benefits to our customer and provide us with a new offering for future market opportunities," said Haddock.

"In addition to our focus on the implementation of Italy's national citizen ID card program, the rollout of the Middle Eastern program, and continuation as the supplier to the U.S. government for its most successful ID card program, our main focus for fiscal 2007 is the development of new optical memory based-ID card programs," said Haddock. "To this end, we have significantly strengthened our international sales efforts with the addition of a number of new senior sales resources to pursue new opportunities around the world."

"The authorization for full implementation of Italy's national citizen ID card is awaiting a final ministerial signature and publication in the government's legislative record, so the exact timing of volume issuance remains uncertain. We are therefore cautious about providing any projections regarding the next significant card order for this program," said Haddock. "Approximately $5.5 million of our optical memory card backlog as of March 31, 2006, is shippable in the fiscal 2007 first quarter."

CASH AND INVESTMENTS
LaserCard Corporation's cash, cash equivalents, short-term investments and long-term investments were $23.5 million at March 31, 2006, compared with $16.4 million at March 31, 2005.

In the two fiscal years ended March 31, 2006, the Company has received $20.5 million from Global Investments Group (G.I.G.), the Company's second-source manufacturing licensee for optical memory cards. Payments have been recorded as long-term liabilities on the balance sheet, including $18.5 million in advance payments and $2 million in deferred revenue. The Company has purchased $5.9 million of equipment for resale to G.I.G. and it is recorded as a long-term asset on the balance sheet.


EARNINGS RESULTS CONFERENCE CALL
LaserCard will hold a conference call to discuss the company's fiscal 2006 fourth quarter and year end results today, May 16, 2006, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. For access to the conference call, please call 210-234-0013 by 1:50 p.m. Pacific Time. A taped replay of the call will be available for one week. To access the replay, please call 203-369-1919. You will need to reference the passcode: LaserCard and the conference leader:
Richard Haddock. To listen to the call via the Internet, please log on to: www.lasercard.com or www.vcall.com. The Internet Webcast will be archived for one year.

ABOUT LASERCARD CORPORATION
LaserCard Corporation (WWW.LASERCARD.COM) manufactures and markets LaserCard(R) optical memory cards with IDLock(TM), chip-ready Optical/Smart(TM) cards and other advanced-technology secure identification cards. The Company has sold over 35 million secure ID cards to meet the demanding requirements for border security, immigration and national identification in countries around the world, including the United States, Canada, and Italy. In addition, the Company manufactures optical card read/write drives and develops optical card system software, card-related ID subsystems and peripherals. The Company operates a wholly owned German subsidiary, Challenge Card Design Plastikkarten GmbH, which manufactures advanced-technology cards and also markets cards, system solutions, and card personalization printers under the cards & more brand.



Forward Looking Statement Disclaimer

All statements contained in this news release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, expects, plans, visualizes, believes, anticipates, and estimates. Forward-looking statements made in this release include our expectations that we will receive purchase orders under our $11 million Middle Eastern subcontract which we will fulfill mostly during fiscal 2007, that Italy's national citizen ID card program will be implemented as anticipated, that we will continue as the card supplier for US programs, our focus to develop new optical memory-based ID card programs, our belief that our supply of personalized cards and personalization equipment and services will yield direct benefits to our customers and provide us with a new offering for future market opportunities, our expectation that G.I.G. will take delivery of the $5.9 million of equipment we purchased for resale to them, and that new senior sales resources will strengthen our international sales efforts. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, political issues delaying temporarily or permanently the Italian government's decision to move the CIE and PSE programs into the implementation phase, the Italian government deciding for technical or financial reasons not to proceed with the CIE or PSE programs or to switch from using our LaserCard optical cards, our encountering unexpected difficulties in overseeing the personalization and issuance of cards for the Middle Eastern country program or the government deciding not to continue the program, the U.S. government not renewing its recently expired contract with our VAR, card order shipments being delayed or canceled or our having operational difficulties fulfilling them, G.I.G. being delayed or not moving forward with its plant, our sales people not being successful in obtaining new business as well as other risk factors detailed in the Company's Form 8-K, 10-K, 10-Q, and other filings with the Securities and Exchange Commission. Due to these and other risks, the Company's future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

                                        LASERCARD CORPORATION AND SUBSIDIARIES
                              SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                       (In thousands, except per share amounts)

                                                Three Months Ended      Fiscal Year Ended
                                                 03/31/06  03/31/05    03/31/06   03/31/05
                                                --------   --------    --------   --------
Revenues                                        $14,087 $  $  5,779    $ 39,857   $ 28,544

Cost of product sales                              7,555      4,952      24,804     22,637
                                                --------   --------    --------   --------

Gross profit                                       6,532        827      15,053      5,907
                                                --------   --------    --------   --------

Selling, general, and administrative expenses      3,690      2,985      11,949     11,891

Research and engineering expenses                    729        789       2,338      3,018
                                                --------   --------    --------   --------

Operating income (loss)                            2,113     (2,947)        766     (9,002)

Other income, net                                    159         91         471        240
                                                --------   --------    --------   --------

Income (loss) before income taxes                  2,272     (2,856)      1,237     (8,762)

Income taxes                                         374        139         443        139
                                                --------   --------    --------   --------

Net income (loss)                               $  1,898   $ (2,995)   $    794   $ (8,901)
                                                ========   ========    ========   ========

Net income (loss) per share:
            Basic                               $   0.16   $  (0.26)   $   0.07   $  (0.78)
                                                ========   ========    ========   ========
            Diluted                             $   0.15   $  (0.26)   $   0.07   $  (0.78)
                                                ========   ========    ========   ========

Weighted-average shares used in
       computing net income (loss) per share:
            Basic                                 11,584     11,340      11,415     11,362
            Diluted                               12,251     11,340      11,587     11,362


                             LASERCARD CORPORATION AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS (UNAUDITED)
      March 31, 2006 and March 31, 2005 (In thousands, except share and per share amounts)


                                                                             2006       2005
                                                                          --------    --------
                                          ASSETS
Current assets:
      Cash and cash equivalents                                           $  2,121    $  3,965
      Short-term investments                                                21,350       6,150
      Accounts receivable, net of allowances of $190 at March 31, 2006
          and $56 at March 31, 2005                                          4,920       1,934
      Inventories                                                            8,874       7,909
      Deferred contract cost                                                 1,041        --
      Prepaid and other current assets                                       1,268       1,352
                                                                          --------    --------
          Total current assets                                              39,574      21,310
                                                                          --------    --------

Property and equipment, at cost                                             28,478      30,037
      Less--accumulated depreciation and amortization                      (16,172)    (17,505)
                                                                          --------    --------
          Property and equipment, net                                       12,306      12,532

Long-term investments                                                         --         6,300
Equipment held for resale                                                    5,877       4,061
Patents and other intangibles, net                                             889         923
Goodwill                                                                     3,321       3,321
Notes receivable                                                               205         220
Other non-current assets                                                       163         101
                                                                          --------    --------
               Total assets                                               $ 62,335    $ 48,768
                                                                          ========    ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                    $  3,311    $  2,105
      Accrued liabilities                                                    3,118       2,312
      Deferred tax liability                                                   568         641
      Advance payments from customers                                        1,772       1,167
      Deferred revenue                                                         459         539
                                                                          --------    --------
Total current liabilities                                                    9,228       6,764
                                                                          --------    --------

Advance payments from customers                                             18,500      13,000
Deferred revenue                                                             2,000       2,000
Deferred rent                                                                  590         326
                                                                          --------    --------
               Total liabilities                                            30,318      22,090
                                                                          --------    --------


Commitments and contingencies

Stockholders' equity:
      Preferred stock, $.01 par value:
          Authorized--2,000,000 shares
          Issued--none                                                        --          --
      Common stock, $.01 par value:
          Authorized--30,000,000 shares
          Issued and outstanding -- 11,734,255 shares at March 31, 2006
                and 11,436,794 shares at March 31, 2005                        117         114
      Additional paid-in capital                                            58,255      54,155
      Accumulated deficit                                                  (26,351)    (27,145)
      Accumulated other comprehensive income (loss)                             (4)        209
      Treasury stock at cost -- 91,630 shares at March 31, 2005               --          (655)
                                                                          --------    --------
               Total stockholders' equity                                   32,017      26,678
                                                                          --------    --------

                   Total liabilities and stockholders' equity             $ 62,335    $ 48,768
                                                                          ========    ========